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================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 OMNICARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
                      DELAWARE                                                      31-1001351
(State or other jurisdiction of incorporation or organization)       (I.R.S. Employer Identification No.)


 100 EAST RIVERCENTER BLVD. - SUITE 1600, COVINGTON, KENTUCKY 41011; (606) 392-3300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
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                                CHERYL D. HODGES
                                 OMNICARE, INC.
                    100 EAST RIVERCENTER BLVD. -- SUITE 1600
                    COVINGTON, KENTUCKY 41011; (606) 392-3300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
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
     MORTON A. PIERCE                                  JOSEPH M. RIGOT
     RICHARD D. PRITZ                             THOMPSON HINE & FLORY LLP
   DEWEY BALLANTINE LLP                           2000 COURTHOUSE PLAZA N.E.
1301 AVENUE OF THE AMERICAS                        DAYTON, OHIO 45401-8801
 NEW YORK, NEW YORK 10019
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        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not
applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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                                EXPLANATORY NOTE

        A total of 663,710 shares of Common Stock, par value $1.00 per share (the "Common Stock") of Omnicare, Inc., a Delaware corporation (the "Company"), were registered under the Securities Act of 1933 by the filing of a Registration Statement on Form S-3 (File No. 333-68443) (the "Registration Statement"). The Registration Statement was declared effective on December 14, 1998.

        282,604 shares of the Common Stock were registered for resale by Southside Apothecary, Ltd. ("Southside") and E.B.K. Enterprises, Inc. ("EBK"). The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister 31,859 of those shares.



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


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky on the 14th day of December, 1998.

                                                OMNICARE, INC.

                                        By: /s/ Peter Laterza
                                            ------------------------------------
                                              Peter Laterza
                                              Vice President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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

          Signatures                          Title                            Date
          ----------                          -----                            ----

*                                Chairman and Director (Principal         December 14, 1998
-------------------------        Executive Officer)
Edward L. Hutton


*                                President and Director (Principal        December 14, 1998
-------------------------        Executive Officer)
Joel F. Gemunder


                                 Senior Vice President and Chief          December 14, 1998
                                 Financial Officer (Principal Financial
*                                Officer and Principal Accounting
-------------------------        Officer)
David W. Froesel, Jr.


*
-------------------------
Ronald K. Baur                   Director                                 December 14, 1998


*
-------------------------
Timothy E. Bien                  Director                                 December 14, 1998


*
-------------------------
Charles H. Erhart, Jr.           Director                                 December 14, 1998


*
-------------------------
Mary Lou Fox                     Director                                 December 14, 1998


/s/ Cheryl D. Hodges
-------------------------
Cheryl D. Hodges                 Director                                 December 14, 1998

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                                       II-1


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


-------------------------
Thomas C. Hutton                 Director                                 December 14, 1998


*
-------------------------
Patrick E. Keefe                 Director                                 December 14, 1998


*
-------------------------
Sandra E. Laney                  Director                                 December 14, 1998


*
-------------------------
Andrea R. Lindell                Director                                 December 14, 1998


*
-------------------------
Sheldon Margen                   Director                                 December 14, 1998


*
-------------------------
Kevin J. McNamara                Director                                 December 14, 1998


/s/ Cheryl D. Hodges
-------------------------
* by Cheryl D. Hodges as attorney-in-fact

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